PROXY AGREEMENT

This Proxy Agreement (the “Agreement”) is entered into as of April 1, 2007 among Shenyang Wantong Health Care Products Manufacturing Co., Ltd., a company incorporated under the laws of the People’s Republic of China, (“Party A” or “Proxy Holder”), Shenyang Wan Tong Yuan Trading Co., Ltd.., a company with joint stock limited liability organized under the laws of the People’s Republic of China (“Party B” or the “Company”), Honggang Yu and Jichun Li (“Shareholders”). In this Agreement, Party A, Party B, and the Shareholders are referred to collectively in this Agreement as the “Parties” and each of them is referred to as a “Party”.

RECITALS

A.	The Shareholders hold all of the registered equity of Party B;

B.

The Shareholders are willing to entrust the person designated by the Proxy Holder with their voting rights (with respect to shares held by each such party) without any limitations, at any shareholder meeting of the Company.

NOW THEREFORE, the parties agree as follows:

1.

The Shareholders each hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of the Company (or by written consent in lieu of a meeting) in accordance with applicable laws and its Article of Association.

2.

The Proxy Holder agrees to designate the person who accepts the authority granted by the Shareholders pursuant to Article 1 of this Agreement, and the designated person shall represent the Shareholders to exercise the Shareholders’ voting rights and other shareholder rights pursuant to this Agreement.

3.

The Shareholders hereby acknowledge that, if either of the Shareholders transfers his equity interest in Company to any individual or company (the “Transferee”), they shall compel and assure that such Transferee sign an agreement with the same terms and conditions of this Agreement granting the Proxy Holder the shareholder rights of Transferee.

4.

The Shareholders hereby acknowledge that the obligations of the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

5.	The effective term of this Agreement shall be ten (10) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement.

IN WITNESS WHEREOF each party hereto have caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

Shenyang Wantong Health Care Products Manufacturing Co., Ltd.  (official seal)

By: /s/ Stanley Stephen Huntsman

Authorized representative: Stanley Stephen Huntsman

/s/ Honggang Yu

/s/ Jichun Li

Honggang Yu

Jichun Li